Exhibit 99.1

AssetMark Reports Record $57.9B Platform Assets for Third Quarter 2019

CONCORD, Calif., November 5, 2019 (GLOBE NEWSWIRE) — AssetMark Financial Holdings, Inc. (NYSE: AMK) today announced financial results for the quarter ended September 30, 2019.

Third Quarter 2019 Financial and Operational Highlights

•	Net loss for the quarter was $3.7 million, or $0.05 per share, driven primarily by an increase in share-based compensation expenses attributed to the growth in our valuation.
•	Adjusted net income for the quarter was $17.1 million, or $0.25 per share, on total revenue of $110.1 million.
•	Adjusted EBITDA for the quarter was $29.2 million, or 26.6% of total revenue.
•	Platform assets increased 21.0% year-over-year and 3.3% quarter-over-quarter to $57.9 billion, aided by quarterly net flows of $1.4 billion and market impact net of fees of $494 million.
•	Year-to-date annualized net flows as a percentage of beginning-of-year platform assets were 12.7%.
•

More than 4,000 new households and over 200 new producing advisors joined the AssetMark platform during the third quarter. In total, as of September 30th, 2019, there were over 7,900 advisors and nearly 159,500 investor households on the AssetMark platform.

•	We realized 23.4% year-to-date production lift from existing advisors in the third quarter indicating that advisors continued to grow organically and increase wallet share on our platform.
•	In July, we used proceeds from our IPO, together with cash on hand, to pay down $125 million on our seven-year term loan that comes due in 2025.
•	In September, we announced our entry into a definitive agreement to acquire OBS Financial, a $2B+ TAMP that serves 300+ independent financial advisors, 21 banks, and 6,500 clients.

“AssetMark produced strong operating and financial results in the third quarter, highlighted by double-digit year-over-year growth in total revenue, adjusted EBITDA and platform assets, which are at an all-time high,” said Charles Goldman, President and

CEO. “I am particularly pleased with our team’s ability to execute on our strategy in the midst of industry-wide fee compression, a declining interest rate environment and volatile equity markets. We will continue to focus on what we can control and manage the business for the long-term.”

Goldman concluded, “Building on our success so far in 2019, our attention turns to executing our strategic priorities in 2020. First, we are focused on continuing to enhance our technology, service and investments offering in order to make a positive impact in the lives of our advisors and their clients. Second, we will look to expand to adjacent channels, such as the RIA market and bank trust channel, to continue to add advisors and assets to our platform. Lastly, we will work to continue to expand margins through organic growth and scale in the business.”

Key Operating Metrics

			Variance
	3Q19	3Q18	per year
Operational metrics:
Platform assets at period-beginning (millions of dollars)	56,051	45,274	23.8%
Net flows (millions of dollars)	1,357	1,442	-5.9%
Market impact net of fees (millions of dollars)	494	1,152	-57.1%
Acquisition impact	—	—	NM
Platform assets at period-end (millions of dollars)	57,902	47,868	21.0%
Net flows lift (% of beginning of year platform assets)	3.00%	3.40%	(40 bps)
Advisors (at period-end)	7,920	7,491	5.7%
Engaged advisors (at period-end)	2,159	1,903	13.5%
Assets from engaged advisors (at period-end) (millions of dollars)	51,207	41,582	23.1%
Households (at period-end)	159,496	129,707	23.0%
New producing advisors	203	245	-17.1%
Production lift from existing advisors ( year-to-date %)	23.40%	21.80%	160 bps
Assets in custody at ATC (at period-end) (millions of dollars)	39,739	33,442	18.8%
ATC client cash (at period-end) (millions of dollars)	1,754	1,184	48.2%
Financial metrics:
Total revenue (millions of dollars)	110	93	18.5%
Net income (loss) (millions of dollars)	(4)	10	NM
Net income (loss) margin (%)	-3.40%	11.10%	(1450bps)
Capital expenditure (millions of dollars)	6	4	41.9%
Non-GAAP financial metrics:
Adjusted EBITDA (millions of dollars)	29	24	23.0%
Adjusted EBITDA margin (%)	26.60%	25.60%	100 bps
Adjusted net income (millions of dollars)	17	16	4.8%

Note: Percentage variance based on actual numbers, not rounded results

Webcast and Conference Call Information

AssetMark will host a live conference call and webcast to discuss its third quarter 2019 results.  In conjunction with this earnings press release, AssetMark has posted an earnings presentation on its investor relations website at http://ir.assetmark.com. Conference call and webcast details are as follows:

•	Date: November 5, 2019
•	Time: 2:00 p.m. PT; 5:00 p.m. ET
•	Phone: 866-211-4156 (international dial-in: 647-689-6721); password: 8589082

•

Webcast: http://ir.assetmark.com. Please access the website 10 minutes prior to the start time. The webcast will be available in recorded form at http://ir.assetmark.com for 14 days from November 5, 2019.

About AssetMark Financial Holdings, Inc.

AssetMark is a leading provider of extensive wealth management and technology solutions that power independent financial advisors and their clients. Through AssetMark, Inc., its investment advisor subsidiary registered with the Securities and Exchange Commission, AssetMark operates a platform that comprises fully integrated technology, personalized and scalable service and curated investment platform solutions designed to make a difference in the lives of advisors and their clients. AssetMark had $57.9 billion in platform assets as of September 30, 2019 and has a history of innovation spanning more than 20 years.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our future financial and operating performance, which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology that conveys uncertainty of future events or outcomes. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to differ materially from statements made in this press release, including in relation to our ability to attract and retain advisors, competition in the industry in which we operate, the interest rate environment, shifting investor preferences, our financial performance, investments in new products, services and capabilities, our ability to execute strategic transactions, legal and regulatory developments and general market, political, economic and business conditions. Other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our prospectus dated July 17, 2019 filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, which will be filed following this earnings release. All information provided in this release is based on information available to us as of the date of this press release and any forward-looking statements contained herein are based on assumptions that we believe are reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are inherently uncertain. We undertake no duty to update this information unless required by law.

AssetMark Financial Holdings, Inc.

Condensed Consolidated Balance Sheets

(in thousands except share data and par value)

	September 30, 2019	December 31, 2018
	(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$83,236	$105,354
Restricted cash	7,500	7,000
Investments, at fair value	373	333
Fees and other receivables	9,449	8,760
Federal income tax receivable	1,214	586
State income tax receivable	872	332
Other current assets	6,568	4,391
Total current assets	109,212	126,756
Property, plant and equipment, net	7,100	7,040
Capitalized software, net	70,677	72,644
Other intangible assets, net	653,178	642,420
Goodwill	325,376	298,415
Total assets	$1,165,543	$1,147,275
LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable	$486	$730
Accrued liabilities and other current liabilities	39,004	38,200
Current portion of long-term debt	—	2,305
Current portion of acquisition earn-out	—	8,000
Total current liabilities	39,490	49,235
Long-term debt, net	121,645	242,817
Other long-term liabilities	9,938	5,097
Deferred income tax liabilities, net	146,836	151,115
Total long-term liabilities	278,419	399,029
Total liabilities	317,909	448,264
Commitments and contingencies	—	—
Stockholder’s equity:
Common stock, $0.001 par value (675,000,000 shares authorized and 72,400,000 shares issued and outstanding)	72	66
Additional paid-in capital	782,439	635,096
Retained earnings	65,123	63,846
Accumulated other comprehensive income, net of tax	—	3
Total stockholder’s equity	847,634	699,011
Total liabilities and stockholder’s equity	$1,165,543	$1,147,275

AssetMark Financial Holdings, Inc.

Unaudited Condensed Consolidated Statements of Comprehensive Income

(in thousands except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue:
Asset-based revenue	$99,211	$86,513	$276,547	$248,823
Spread-based revenue	9,638	5,405	25,997	13,888
Other revenue	1,282	994	4,384	3,511
Total revenue	110,131	92,912	306,928	266,222
Expenses:
Asset-based expenses	33,532	29,535	93,259	85,059
Spread-based expenses	1,556	422	3,629	1,227
Employee compensation	42,054	27,515	109,428	78,918
General and operating expenses	18,324	11,238	43,751	32,491
Professional fees	3,723	2,341	10,578	6,666
Interest	2,512	—	10,567	—
Depreciation and amortization	7,523	6,564	22,032	19,300
Total expenses	109,224	77,615	293,244	223,661
Income before income taxes	907	15,297	13,684	42,561
Provision for income taxes	4,635	4,943	11,364	13,151
Net income (loss)	(3,728)	10,354	2,320	29,410
Other comprehensive income, net of tax	—	—	—	—
Unrealized gain on investments, net of tax	—	7	—	7
Net comprehensive income (loss)	$(3,728)	$10,361	$2,320	$29,417
Net income (loss) per share attributable to common shareholder:
Net income (loss) per share, basic and diluted	$(0.05)	$0.16	$0.03	$0.44
Weighted average number of common shares outstanding, basic	69,275,000	66,150,000	69,275,000	66,150,000
Weighted average number of common shares outstanding, diluted	69,503,611	66,150,000	69,503,611	66,150,000

AssetMark Financial Holdings, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,320	$29,410
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	22,032	19,300
Interest	478	—
Deferred income taxes	173	301
Share-based compensation	22,093	4,256
Changes in certain assets and liabilities:
Fees and other receivables, net	(615)	(1,251)
Payable to related party	(314)	(130)
Other current assets	(1,461)	789
Accounts payable, accrued expenses and other liabilities	(10,972)	(9,210)
Income tax receivable and payable	(1,168)	(1,552)
Net cash provided by operating activities	32,566	41,913
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Global Financial Private Capital, LLC	(35,789)	—
Purchase of investments	(24)	(300)
Purchase of property and equipment	(1,341)	(810)
Purchase of computer software	(14,990)	(11,095)
Net cash used in investing activities	(52,144)	(12,205)
CASH FLOWS FROM FINANCING ACTIVITIES
Initial public offering proceeds	124,210	—
Payments on long-term debt	(126,250)	—
Net cash used in financing activities	(2,040)	—
Net change in cash, cash equivalents, and restricted cash	(21,618)	29,708
Cash, cash equivalents, and restricted cash at beginning of period	112,354	57,147
Cash, cash equivalents, and restricted cash at end of period	$90,736	$86,855
SUPPLEMENTAL CASH FLOW INFORMATION
Income taxes paid	$11,783	$14,915
Interest paid	$10,076	$—

Explanations and Reconciliations of Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe adjusted EBITDA, adjusted EBITDA margin and adjusted net income, all of which are non-GAAP measures, are useful in evaluating our performance. We use adjusted EBITDA, adjusted EBITDA margin and adjusted net income to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that such non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, such non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA is defined as EBITDA (net income plus interest expense, income tax expense, depreciation and amortization and less interest income), further adjusted to exclude certain non-cash charges and other adjustments set forth below. Adjusted EBITDA margin is defined as adjusted EBITDA divided by total revenue. Adjusted EBITDA and adjusted EBITDA margin are useful financial metrics in assessing our operating performance from period to period because they exclude certain items that we believe are not representative of our core business, such as certain material non-cash items and other adjustments such as share-based compensation, strategic initiatives and reorganization and integration costs. We believe that adjusted EBITDA and adjusted EBITDA margin, viewed in addition to, and not in lieu of, our reported GAAP results, provide useful information to investors regarding our performance and overall results of operations for various reasons, including:

•

non-cash equity grants made to employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; as such, share-based compensation expense is not a key measure of our operating performance; and

•

costs associated with acquisitions and the resulting integrations, debt refinancing, restructuring, litigation and conversions can vary from period to period and transaction to transaction; as such, expenses associated with these activities are not considered a key measure of our operating performance.

We use adjusted EBITDA and adjusted EBITDA margin:

•	as measures of operating performance;
•	for planning purposes, including the preparation of budgets and forecasts;
•	to allocate resources to enhance the financial performance of our business;
•	to evaluate the effectiveness of our business strategies;
•	in communications with our board of directors concerning our financial performance; and
•	as considerations in determining compensation for certain employees.

Adjusted EBITDA and adjusted EBITDA margin have limitations as analytical tools, and should not be considered in isolation to, or as substitutes for, analysis of our results as reported under GAAP. Some of these limitations are:

•	adjusted EBITDA and adjusted EBITDA margin do not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;
•	adjusted EBITDA and adjusted EBITDA margin do not reflect changes in, or cash requirements for, working capital needs;
•	adjusted EBITDA and adjusted EBITDA margin do not reflect interest expense on our debt or the cash requirements necessary to service interest or principal payments; and
•

the definitions of adjusted EBITDA and adjusted EBITDA margin can differ significantly from company to company and as a result have limitations when comparing similarly titled measures across companies.

Set forth below is a reconciliation from net income, the most directly comparable U.S. GAAP financial measure, to adjusted EBITDA for the three months and nine months ended September 30, 2019 and 2018.

	Three Months Ended September 30, 2019			Three Months Ended September 30, 2018
(in thousands)	Compensation	Non-Compensation	Total	Compensation	Non-Compensation	Total
Net income (loss)			$(3,728)			$10,354
Provision for income taxes	—	$4,635	4,635	—	$4,943	4,943
Interest income (loss)	—	(664)	(664)	—	(524)	(524)
Interest expense	—	2,512	2,512	—	—	—
Amortization/depreciation	—	7,523	7,523	—	6,564	6,564
EBITDA	—	14,006	10,278	—	10,983	21,337
Share-based compensation(1)	$11,641	—	11,641	$1,517	—	1,517
IPO readiness(2)	—	1,501	1,501	11	670	681
Reorganization and integration costs(3)	141	21	162	220	10	230
Acquisition expenses(4)	1,380	1,982	3,362	—	—	—
Debt acquisition cost write-down(5)	—	2,296	2,296	—	—	—
Adjusted EBITDA	$13,162	$19,806	$29,240	$1,748	$11,663	$23,765

	Nine Months Ended September 30, 2019			Nine Months Ended September 30, 2018
(in thousands)	Compensation	Non-Compensation	Total	Compensation	Non-Compensation	Total
Net income (loss)			$2,320			$29,410
Provision for income taxes	—	$11,364	11,364	—	$13,151	13,151
Interest income (loss)	—	(2,286)	(2,286)	—	(1,256)	(1,256)
Interest expense	—	10,567	10,567	—	—	—
Amortization/depreciation	—	22,032	22,032	—	19,300	19,300
EBITDA	—	41,677	43,997	—	31,195	60,605
Share-based compensation(1)	$22,093	—	22,093	$4,256	—	4,256
IPO readiness(2)	—	2,835	2,835	152	987	1,139
Reorganization and integration costs(3)	831	119	950	775	130	905
Acquisition expenses(4)	3,525	4,868	8,393	—	—	—
Debt acquisition cost write-down(5)	—	2,296	2,296	—	—	—
Adjusted EBITDA	$26,449	$51,795	$80,564	$5,183	$32,312	$66,905

(1)

“Share-based compensation” represents granted share-based compensation in the form of Class C Common Units (which are incentive units) of AssetMark Holdings LLC, our former parent company, to certain of our directors and employees. Although this expense occurred in each measurement period, we have added the expense back in our calculation of adjusted EBITDA because of its noncash impact.
(2)

“IPO readiness” includes professional fees related to our preparation for becoming a public company. These expenses primarily include services for financial and human resources systems implementation, executive compensation assessments and other consulting services. Although these expenses occurred in both 2018 and the first three quarters of 2019, these expenses are nonrecurring as they are limited to our public-company readiness preparation and do not include ongoing public-company compliance costs.

(3)

“Reorganization and integration costs” includes costs related to our functional reorganization within our Operations, Technology and Retirement functions as well as duplicate costs related to the outsourcing of back-office operations functions. While we have incurred such expenses in all periods measured, these expenses serve varied reorganization and integration initiatives, each of which is non-recurring. We do not consider these expenses to be part of our core operations.

(4)	“Acquisition expenses” includes employee severance, transition and retention expenses, duplicative general and administrative expenses and other professional fees related to the acquisition of GFPC.
(5)

“Debt acquisition cost write-down” represents capitalized debt issuance costs extinguished due to the partial repayment of $125 million of the Company’s outstanding indebtedness under the Term Loan. The repayment was considered a substantial modification and the debt was considered partially extinguished.

Set forth below is a reconciliation from net income margin, the most directly comparable GAAP financial measure, to adjusted EBITDA margin for the three and nine months ended September 30, 2019 and 2018.

	Three Months Ended September 30, 2019			Three Months Ended September 30, 2018
(in thousands except for percentages)	Compensation	Non-Compensation	Total	Compensation	Non-Compensation	Total
Net income (loss)			$(3,728)			$10,354
Net income (loss) margin			(3.4)%			11.1%
Provision for income taxes	—	4.2%	4.2%	—	5.3%	5.3%
Interest income	—	(0.6)%	(0.6)%	—	(0.5)%	(0.5)%
Interest expense	—	2.3%	2.3%	—	—	—
Amortization/depreciation	—	6.8%	6.8%	—	7.1%	7.1%
EBITDA margin	—	12.7%	9.3%	—	11.9%	23.0%
Share-based compensation(1)	10.6%	—	10.6%	1.6%	—	1.6%
IPO readiness(2)	—	1.4%	1.4%	—	0.7%	0.7%
Reorganization and integration costs(3)	0.1%	—	0.1%	0.3%	—	0.3%
Acquisition expenses(4)	1.3%	1.8%	3.1%	—	—	—
Debt acquisition cost write-down(5)	—	2.1%	2.1%	—	—	—
Adjusted EBITDA margin	12.0%	18.0%	26.6%	1.9%	12.5%	25.6%

	Nine Months Ended September 30, 2019			Nine Months Ended September 30, 2018
(in thousands except for percentages)	Compensation	Non-Compensation	Total	Compensation	Non-Compensation	Total
Net income (loss)			$2,320			$29,410
Net income (loss) margin			0.8%			11.0%
Provision for income taxes	—	3.7%	3.7%	—	5.0%	5.0%
Interest income	—	(0.7)%	(0.7)%	—	(0.5)%	(0.5)%
Interest expense	—	3.4%	3.4%	—	—	—
Amortization/depreciation	—	7.2%	7.2%	—	7.2%	7.2%
EBITDA margin	—	13.6%	14.4%	—	11.7%	22.7%
Share-based compensation(1)	7.2%	—	7.2%	1.6%	—	1.6%
IPO readiness(2)	—	0.9%	0.9%	0.1%	0.3%	0.4%
Reorganization and integration costs(3)	0.3%	—	0.3%	0.3%	0.1%	0.4%
Acquisition expenses(4)	1.1%	1.6%	2.7%	—	—	—
Debt acquisition cost write-down(5)	—	0.7%	0.7%	—	—	—
Adjusted EBITDA margin	8.6%	16.8%	26.2%	2.0%	12.1%	25.1%

(1)

“Share-based compensation” represents granted share-based compensation in the form of Class C Common Units (which are incentive units) of AssetMark Holdings LLC, our former parent company, to certain of our directors and employees. Although this expense occurred in each measurement period, we have added the expense back in our calculation of adjusted EBITDA because of its noncash impact.

(2)

“IPO readiness” includes professional fees related to our preparation for becoming a public company. These expenses primarily include services for financial and human resources systems implementation, executive compensation assessments and other consulting services. Although these expenses occurred in both 2018 and the first three quarters of 2019, these expenses are nonrecurring as they are limited to our public-company readiness preparation and do not include ongoing public-company compliance costs.

(3)

“Reorganization and integration costs” includes costs related to our functional reorganization within our Operations, Technology and Retirement functions as well as duplicate costs related to the outsourcing of back-office operations functions. While we have incurred such expenses in all periods measured, these expenses serve varied reorganization and integration initiatives, each of which is non-recurring. We do not consider these expenses to be part of our core operations.

(4)	“Acquisition expenses” includes employee severance, transition and retention expenses, duplicative general and administrative expenses and other professional fees related to the acquisition of GFPC.
(5)

“Debt acquisition cost write-down” represents capitalized debt issuance costs extinguished due to the partial repayment of $125 million of the Company’s outstanding indebtedness under the Term Loan. The repayment was considered a substantial modification and the debt was considered partially extinguished.

Adjusted Net Income

Adjusted net income represents net income before: (a) share-based compensation expense, (b) amortization of acquisition-related intangible assets, (c) acquisition and related integration expenses, (d) restructuring and conversion costs and (e) certain other expenses. Reconciled items are tax effected using the income tax rates in effect for the applicable period, adjusted for any potentially non-deductible amounts. We prepared adjusted net income to eliminate the effects of items that we do not consider indicative of our core operating performance. We have historically not used adjusted net income for internal management reporting and evaluation purposes; however, we believe that adjusted net income, viewed in addition to, and not in lieu of, our reported GAAP results, provides useful information to investors regarding our performance and overall results of operations for various reasons, including the following:

•

non-cash equity grants made to employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; as such, share-based compensation expense is not a key measure of our operating performance;

•

costs associated with acquisitions and related integrations, restructuring and conversions can vary from period to period and transaction to transaction; as such, expenses associated with these activities are not considered a key measure of our operating performance; and

•

amortization expense can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired; as such, the amortization of intangible assets obtained in acquisitions is not considered a key measure of our operating performance.

Adjusted net income does not purport to be an alternative to net income (loss) or cash flows from operating activities. The term adjusted net income is not defined under GAAP, and adjusted net income is not a measure of net income (loss), operating income or any other performance or liquidity measure derived in accordance with GAAP. Therefore, adjusted net income has limitations as an analytical tool and should not be considered in isolation to, or as a substitute for, analysis of our results as reported under GAAP. Some of these limitations are:

•	adjusted net income does not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;
•	adjusted net income does not reflect changes in, or cash requirements for, working capital needs; and
•	other companies in the financial services industry may calculate adjusted net income differently than we do, limiting its usefulness as a comparative measure.

Set forth below is a reconciliation from net income, the most directly comparable U.S. GAAP financial measure, to adjusted net income for the three months and nine months ended September 30, 2019 and 2018.

	Three Months Ended September 30, 2019			Three Months Ended September 30, 2018
(in thousands)	Compensation	Non-Compensation	Total	Compensation	Non-Compensation	Total
Net income (loss)			$(3,728)			$10,354
Acquisition-related amortization(1)	—	$5,108	5,108	—	$5,108	5,108
Expense adjustments(2)	$1,520	5,800	7,320	$231	680	911
Share-based compensation	11,641	—	11,641	1,517	—	1,517
Tax effect of adjustments(3)	(395)	(2,836)	(3,231)	(60)	(1,505)	(1,565)
Adjusted net income	$12,766	$8,072	$17,110	$1,688	$4,283	$16,325

	Nine Months Ended September 30, 2019			Nine Months Ended September 30, 2018
(in thousands)	Compensation	Non-Compensation	Total	Compensation	Non-Compensation	Total
Net income			$2,320			$29,410
Acquisition-related amortization(1)	—	$15,324	15,324	—	$15,324	15,324
Expense adjustments(2)	$4,355	10,118	14,473	$928	1,116	2,044
Share-based compensation	22,093	—	22,093	4,255	—	4,255
Tax effect of adjustments(3)	(1,132)	(6,615)	(7,747)	(242)	(4,274)	(4,516)
Adjusted net income	$25,316	$18,827	$46,463	$4,941	$12,166	$46,517

(1)	Relates to intangible assets established in connection with HTSC’s acquisition of our Company in 2016.
(2)	Consists of the adjustments to EBITDA listed in the adjusted EBITDA reconciliation table above other than share-based compensation.
(3)	Reflects the tax impact of expense adjustments and acquisition-related amortization.

Contacts

Investors:

Taylor J. Hamilton, CFA

Head of Investor Relations

ir@assetmark.com

Media:
Lexy Siegel

Group Gordon
lsiegel@groupgordon.com

SOURCE: AssetMark Financial Holdings, Inc.